UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 26, 2015 (October 21, 2015)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 21, 2015, the Board of Directors of Kimball Electronics, Inc. (the “Company”) approved a resolution, effective immediately, to amend the Amended and Restated By-laws of the Company (as so amended, the “Amended By-laws”) to create the position of Lead Independent Director as follows:
Section 2.4 (a) of Article II, The Shareholders: This section was amended to indicate the Lead Independent Director shall preside over the meetings of shareholders in the absence of the Chair of the Board of Directors.
Section 3.3 of Article III, Directors: This section was amended to include the position of Lead Independent Director for the Company’s Board of Directors. The Lead Independent Director shall (i) preside at all meetings of the Board of Directors at which the Chair of the Board and the Vice Chair of the Board are not present, provided that the Lead Independent Director shall preside over all executive sessions of the Board, (ii) preside over the executive sessions of the Directors who have been determined by the Board of Directors to be “independent directors” (any such Director, an “Independent Director”), (iii) serve as a liaison between the Chair of the Board and the Board of Directors, and (iv) exercise and perform such other powers and duties as may be assigned to the Lead Independent Director by these Bylaws or the Board of Directors. If the Board of Directors determines to have a Lead Independent Director, the Lead Independent Director shall be an Independent Director and shall be elected by a majority of the Independent Directors annually.
Section 5.6 of Article V, Officers: This section was amended to include the Lead Independent Director position. In the absence of the Chair of the Board and the Vice Chair of the Board, the Lead Independent Director, if elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as are customary to that office and as are assigned to the Lead Independent Director by the Board of Directors.
In addition, Section 2.2 of Article II, The Shareholders; Section 3.8 of Article III, Directors; and Section 5.7 and Section 5.8 of Article V, Officers were amended to include the Lead Independent Director.
This summary is not intended to be complete and is qualified in its entirety by reference to the Amended By-laws of the Company included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Share Owners of the Company was held on October 21, 2015, and the following items were voted on by Share Owners:
1. The Board of Directors of the Company (the “Board”) is divided into three classes with approximately one-third of the directors up for election each year, with Class I standing for re-election at this meeting. Members of the Board are elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting. Class I members were elected based on the following election results:

Class I Nominees as Directors serving a 3 year term	Votes For	Votes Withheld	Broker Non-Votes
Donald D. Charron	16,936,399	5,254,621	2,864,849
Colleen C. Repplier	16,411,347	5,779,673	2,864,849
Gregory J. Lampert	14,525,756	7,665,264	2,864,849

2. The ratification of the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the fiscal year 2016 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining
24,980,185	14,185	61,499

Item 8.01 Other Events
On October 21, 2015, the Board approved a resolution to authorize an eighteen (18)-month stock repurchase program up to $20 million of common stock. The Company’s press release announcing the share repurchase program is attached on Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
On October 21, 2015, the Board approved a resolution to elect Gregory J. Lampert, one of the Company’s independent directors, as the newly-created Lead Independent Director pursuant to the Amended By-laws of the Company as disclosed in Item 5.03 of this Current Report on Form 8-K. Mr. Lampert will serve as Lead Independent Director until the Company’s 2016 Annual Meeting of Share Owners and will receive an additional $10,000 annual retainer fee. The Company’s press release announcing the election of Gregory J. Lampert as the Lead Independent Director is attached on Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
3.2	Amended and Restated By-laws of Kimball Electronics, Inc.
99.1	Press Release dated October 22, 2015
99.2	Press Release dated October 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: October 26, 2015

EXHIBIT INDEX

Exhibit
Number	Description
3.2	Amended and Restated By-laws of Kimball Electronics, Inc.
99.1	Press Release dated October 22, 2015
99.2	Press Release dated October 23, 2015